                                                                       EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               PURE SOFTWARE INC.

                          CST ACQUISITION CORPORATION

                                      AND

                              ATRIA SOFTWARE, INC.



                            Dated as of June 6, 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - THE MERGER......................................................   2

     1.1   The Merger.......................................................   2
     1.2   Effective Time; Closing..........................................   2
     1.3   Effect of the Merger.............................................   2
     1.4   Articles of Organization; Bylaws.................................   2
     1.5   Directors and Officers...........................................   3
     1.6   Effect on Capital Stock..........................................   3
     1.7   Dissenting Shares................................................   4
     1.8   Surrender of Certificates........................................   4
     1.9   No Further Ownership Rights in East Capital Stock................   6
     1.10  Lost, Stolen or Destroyed Certificates...........................   6
     1.11  Tax and Accounting Consequences..................................   6
     1.12  Taking of Necessary Action; Further Action.......................   6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF EAST.........................   7

     2.1   Organization of East.............................................   7
     2.2   East Capital Structure...........................................   7
     2.3   Obligations With Respect to Capital Stock........................   7
     2.4   Authority........................................................   8
     2.5   SEC Filings; East Financial Statements...........................   9
     2.6   Absence of Certain Changes or Events.............................  10
     2.7   Tax..............................................................  10
     2.8   Intellectual Property............................................  10
     2.9   Compliance; Permits; Restrictions................................  11
     2.10  Litigation.......................................................  11
     2.11  Brokers' and Finders' Fees.......................................  12
     2.12  Employee Benefit Plans...........................................  12
     2.13  Absence of Liens and Encumbrances; Condition of Equipment........  12
     2.14  Environmental Matters............................................  12
     2.15  Labor Matters....................................................  13
     2.16  Agreements, Contracts and Commitments............................  13
     2.17  Pooling of Interests.............................................  15
     2.18  Change of Control Payments.......................................  15
     2.19  Statements; Proxy Statement/Prospectus...........................  15
     2.20  Board Approval...................................................  15
     2.21  Fairness Opinion.................................................  16
     2.22  Minute Books.....................................................  16

                               TABLE OF CONTENTS
                                 (continued)
                                                                            Page
                                                                            ----

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF WEST AND MERGER SUB.........  16

     3.1   Organization of West.............................................  16
     3.2   West Capital Structure...........................................  16
     3.3   Obligations With Respect to Capital Stock........................  17
     3.4   Authority........................................................  17
     3.6   SEC Filings; West Financial Statements...........................  19
     3.7   Absence of Certain Changes or Events.............................  19
     3.8   Taxes............................................................  20
     3.9   Intellectual Property............................................  20
     3.10  Compliance; Permits; Restrictions................................  20
     3.11  Litigation.......................................................  21
     3.12  Brokers' and Finders' Fees.......................................  21
     3.13  Employee Benefit Plans...........................................  21
     3.14  Absence of Liens and Encumbrances; Condition of Equipment........  22
     3.15  Environmental Matters............................................  22
     3.16  Labor Matters....................................................  22
     3.17  Agreements, Contracts and Commitments............................  23
     3.18  Pooling of Interests.............................................  24
     3.19  Change of Control Payments.......................................  24
     3.20  Statements; Proxy Statement/Prospectus...........................  24
     3.21  Board Approval...................................................  25
     3.22  Fairness Opinion.................................................  25
     3.23  Minute Books.....................................................  25

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME............................  25

     4.1   Conduct of Business..............................................  25

ARTICLE V - ADDITIONAL AGREEMENTS...........................................  27

     5.1   Proxy Statement/Prospectus; Registration Statement; Other Filings  27
     5.2   Meetings of Stockholders.........................................  28
     5.3   Access to Information; Confidentiality...........................  29
     5.4   No Solicitation..................................................  29
     5.5   Public Disclosure................................................  32
     5.6   Legal Requirements...............................................  32
     5.7   Third Party Consents.............................................  32
     5.8   FIRPTA...........................................................  32
     5.9   Notification of Certain Matters..................................  32
     5.10  Best Efforts and Further Assurances..............................  33
     5.11  Stock Options; Employee Stock Purchase Plan......................  33

                               TABLE OF CONTENTS
                                 (continued)
                                                                            Page
                                                                            ----

     5.12  Form S-8.........................................................  34
     5.13  Indemnification and Insurance....................................  34
     5.14  Tax-Free Reorganization..........................................  35
     5.15  NMS Listing......................................................  35
     5.16  West Affiliate Agreement.........................................  35
     5.17  East Affiliate Agreement.........................................  35
     5.18  Board of Directors of West.......................................  35
     5.19  Committees of the Board of Directors of West.....................  36
     5.20  Headquarters of East.............................................  36
     5.21  Officers of West.................................................  36
     5.22  Change of Name...................................................  36
     5.23  Option Plan......................................................  36

ARTICLE VI - CONDITIONS TO THE MERGER.......................................  36

     6.1   Conditions to Obligations of Each Party to Effect the Merger.....  36
     6.2   Additional Conditions to Obligations of East.....................  37
     6.3   Additional Conditions to the Obligations of West and Merger Sub..  38

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.............................  38

     7.1   Termination......................................................  38
     7.2   Notice of Termination; Effect of Termination.....................  40
     7.3   Fees and Expenses................................................  41
     7.4   Amendment........................................................  41
     7.5   Extension; Waiver................................................  42

ARTICLE VIII - GENERAL PROVISIONS...........................................  42

     8.1   Non-Survival of Representations and Warranties...................  42
     8.2   Notices..........................................................  42
     8.3   Interpretation; Knowledge........................................  43
     8.4   Counterparts.....................................................  43
     8.5   Entire Agreement.................................................  43
     8.6   Severability.....................................................  44
     8.7   Other Remedies; Specific Performance.............................  44
     8.8   Governing Law....................................................  44
     8.9   Rules of Construction............................................  44
     8.10  Assignment.......................................................  44

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A      West Stock Option Agreement

Exhibit B      East Stock Option Agreement

Exhibit C      West Voting Agreement

Exhibit D      East Voting Agreement

Exhibit E      West Affiliate Agreement

Exhibit F      East Affiliate Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of June 6th, 1996 among Pure Software Inc., a Delaware corporation ("West"), CST Acquisition Corporation, a Massachusetts corporation
              ----
and a wholly-owned subsidiary of West ("Merger Sub"), and Atria Software, Inc.,
                                        ----------
a Massachusetts corporation ("East").
                              ----

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law ("Massachusetts
                                                             -------------
Law"), West and East will enter into a business combination transaction pursuant
- ---
to which Merger Sub will merge with and into East (the "Merger").
                                                        ------

     B. The Board of Directors of West (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of West and fair to, and in the best interests of, West and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended that the stockholders of West vote to approve the issuance of shares of West Common Stock (as defined below) to the stockholders of East pursuant to the terms of the Merger.

     C. The Board of Directors of East (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of East and fair to, and in the best interests of, East and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of East.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to West's and East's willingness to enter into this Agreement,
West shall execute and deliver a Stock Option Agreement in favor of East in substantially the form attached hereto as Exhibit A (the "West Stock Option
                                                          -----------------
Agreement") and East shall execute and deliver a Stock Option Agreement in favor
- ---------
of West in substantially the form attached hereto as Exhibit B (the "East Stock
                                                                     ----------
Option Agreement" and, together with the West Stock Option Agreement, the "Stock
- ----------------                                                           -----
Option Agreements") .  The Board of Directors of West and East have each
- -----------------
approved the Stock Option Agreements.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to West's and East's willingness to enter into this Agreement, the Chief Executive Officer of West and certain other affiliates of West shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit C (the "West Voting Agreements"), and the Chief Executive Officer of
                ----------------------
East and certain other affiliates of East shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit D (the "East Voting
                                                          -----------
Agreements" and, collectively with the West Voting Agreements, the "Voting
- ----------                                                          ------
Agreements").
- ----------

     F. West, East and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                   THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Massachusetts Law, Merger Sub shall be merged with and into East, the separate corporate existence of Merger Sub shall cease and East shall continue as the surviving corporation. East as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
- -----------

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the
                ------------------
Commonwealth of Massachusetts in accordance with the relevant provisions of Massachusetts Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Articles of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein
- ---------------
defined).  Unless the context otherwise requires, the term "Agreement" as used
                                                            ---------
herein refers collectively to this Agreement and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson,
                            -------
Sonsini, Goodrich & Rosati, Professional Corporation at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").
      ------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of East and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of East and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Organization; Bylaws.
          --------------------------------

          (a) At the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization; provided, however, that at the
                                          --------  -------
Effective Time the Articles of Organization of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Atria Software, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The directors of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, East or the holders of any of the following securities:

          (a) Conversion of East Capital Stock.  Each share of Common Stock, par
              --------------------------------
value $.01 per share, of East (the "East Capital Stock") issued and outstanding
                                    ------------------
immediately prior to the Effective Time (other than any shares of East Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 1.544615 (the "Exchange Ratio") shares of Common
                                         --------------
Stock, par value $.0001 per share, of West (the "West Common Stock") upon
                                                 -----------------
surrender of the certificate representing such share of East Capital Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

          (b) Cancellation of West-Owned Stock.  Each share of East Capital
              --------------------------------
Stock held in the treasury of East or owned by Merger Sub, West or any direct or indirect wholly owned subsidiary of East or of West immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Stock Options; Employee Stock Purchase Plan.  At the Effective
              -------------------------------------------
Time all options to purchase East Capital Stock then outstanding under East's 1990 Stock Option Plan, 1994 Stock Plan and 1994 Non-Employee Director Stock Option Plan (collectively, the "East Stock Option Plans") shall be assumed by
                                -----------------------
West in accordance with Section 5.11 hereof. In accordance with the terms of the East Stock Option Plans, the exercisability of certain options and lapse of repurchase rights will accelerate (by 2 1/2 years) at the Effective Time. At the Effective Time, in accordance with the terms of East's Employee Stock Purchase Plan (the "East Employee Stock Purchase Plan"), all rights to purchase
                    ---------------------------------
shares of East Capital Stock under the East Employee Stock Purchase Plan shall be converted into rights to purchase a number of shares of West Common Stock as provided in the East Employee Stock Purchase Plan (based on the Exchange Ratio), all such rights shall be assumed by West and the offering period in effect under the East Employee Stock Purchase Plan immediately prior to the Effective Time shall not be terminated early.

          (d) Capital Stock of Merger Sub.  Each share of Common Stock, par
              ---------------------------
value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
              -----------------------------
adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into West Common Stock or East Capital Stock), reorganization, recapitalization or other like change with respect to West Common Stock or East Capital Stock occurring on or after the date hereof and prior to the Effective Time.

          (f) Fractional Shares.  No fraction of a share of West Common Stock
              -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of East Capital Stock who would otherwise be entitled to a fraction of a share of West Common Stock (after aggregating all fractional shares of West Common Stock to be received by such holder) shall receive from West an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of West Common Stock for the ten most recent days that West Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of East Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with Massachusetts Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right
         -----------------
to receive West Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

          (b) Notwithstanding the foregoing, if any holder of shares of East Capital Stock who demands appraisal of such shares under Massachusetts Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive West Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

          (c) East shall give West (i) prompt notice of any written demands for appraisal of any shares of East Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Massachusetts Law and received by East which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Massachusetts Law. East shall not, except with the prior written consent of West or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of East Capital Stock or offer to settle or settle any such demands.

     1.8  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  West shall select an institution reasonably
              --------------
satisfactory to East to act as the exchange agent (the "Exchange Agent") in the
                                                        --------------
Merger.

          (b) West to Provide Common Stock.  Promptly after the Effective Time,
              ----------------------------
West shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of West Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of East Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions and holders of shares of East Capital Stock may be entitled pursuant to Section 1.8(d).

          (c) Exchange Procedures.  Promptly after the Effective Time, West
              -------------------
shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which
                                                       ------------
immediately prior to the Effective Time represented outstanding shares of East Capital Stock whose shares were converted into the right to receive shares of West Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as West may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of West Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by West, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of West Common Stock, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of West Common Stock into which such shares of East Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to West Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of West Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of West Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of West Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of West
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to West or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of West Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of West or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.8, neither the Exchange Agent, West, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of West Common Stock or East Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  No Further Ownership Rights in East Capital Stock.  All shares of West
          -------------------------------------------------
Common Stock issued upon the surrender for exchange of shares of East Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of East Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of East Capital Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates.  In the event any
          --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of West Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that West may, in its discretion and as a condition
        --------  -------
precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against West or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences.  It is intended by the parties
          -------------------------------
hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

     1.12 Taking of Necessary Action; Further Action.  If, at any time
          ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of East and Merger Sub, the officers and directors of East and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF EAST

     East represents and warrants to West and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by East to West (the "East Schedules"), as follows:
                      --------------

     2.1  Organization of East.  East and each of its material subsidiaries
          --------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on East. East has delivered to West a true and complete list of all of East's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and East's equity interest therein. East has delivered or made available a true and correct copy of the Articles of Organization and Bylaws of East and similar governing instruments of its material subsidiaries, each as amended to date, to counsel for West. When used in connection with East, the term "Material Adverse Effect" means, for purposes of this Agreement, any
      -----------------------
change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of East and its subsidiaries taken as a whole.

     2.2  East Capital Structure.  The authorized capital stock of East
          ----------------------
consists of 50,000,000 shares of Common Stock, par value $0.01 per share, of which there were 14,320,389 shares issued and outstanding as of June 1, 1996 and 2,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued or outstanding. All outstanding shares of East Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Organization or Bylaws of East or any agreement or document to which East is a party or by which it is bound. As of June 1, 1996, East had reserved an aggregate of 2,408,648 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the East Stock Option Plans, under which options are outstanding for an aggregate of 1,706,737 shares. All shares of East Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The East Schedules list each outstanding option to acquire shares of the Common Stock of East at June 1, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of June 1, 1996, there were 143 participants in East's 1994 Employee Stock Purchase Plan (the "East Employee Stock Purchase
Plan").                                        ----------------------------
- ----

     2.3  Obligations With Respect to Capital Stock.  Except as set forth
          -----------------------------------------
in Section 2.2, there are no equity securities of any class of East, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities East owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of East, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which East or any of its subsidiaries is a party or by which it is bound obligating East or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of East or any of its subsidiaries or obligating East or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of East there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of East or with respect to any equity security of any class of any of its subsidiaries.

     2.4  Authority.
          ---------

          (a) East has all requisite corporate power and authority to enter into this Agreement and the East Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the East Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of East, subject only to the approval of this Agreement by East's stockholders and the filing and recordation of the Articles of Merger pursuant to Massachusetts Law. A vote of the holders of at least a majority of the outstanding shares of the East Capital Stock is required for East's stockholders to approve this Agreement. This Agreement and the East Stock Option Agreement have been duly executed and delivered by East and, assuming the due authorization, execution and delivery by West and, if applicable, Merger Sub, constitute the valid and binding obligations of East, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the East Stock Option Agreement by East do not, and the performance of this Agreement and the East Stock Option Agreement by East will not, (i) conflict with or violate the Articles of Organization or Bylaws of East or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of East's stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to East or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair East's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of East or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on East. The East Schedules list all material consents, waivers and approvals under any of East's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to East in connection with the execution and delivery of this Agreement and the East Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement")
                                                      ----------------------
with the Securities and Exchange Commission ("SEC") in accordance with the
                                              ---
Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of
                                         --------------
the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (iii) the filing of the Proxy Statement (as defined in Section 2.19) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K
              ------------
with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on East or West or have a material adverse effect on the ability of the parties to consummate the Merger. The provisions of the Massachusetts Control Share Acquisition Act, Massachusetts Statutes Chapter 110D, will not apply to this Agreement, the Merger or the transactions contemplated hereby (including, without limitation, the transactions contemplated by the Voting Agreements).

     2.5  SEC Filings; East Financial Statements.
          --------------------------------------

          (a) East has filed all forms, reports and documents required to be filed with the SEC since May 13, 1994, and has made available to West such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that East may file subsequent to the date hereof) are referred to herein as the "East SEC Reports." As of their
                                                ----------------
respective dates, the East SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such East SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of East's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in East SEC Reports (the "East
                                                                     ----
Financials"), including any East SEC Reports filed after the date hereof until
- ----------
the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of East and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of East contained in East SEC Reports as of March 31, 1996 is hereinafter referred to as the "East Balance Sheet."  Except as disclosed in the East Financials,
           ------------------
neither East nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of East and its subsidiaries taken as a whole, except liabilities (i) provided for in the East Balance Sheet, or (ii) incurred since the date of the East Balance Sheet in the ordinary course of business consistent with past practices.

          (c) East has heretofore furnished to West a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by East with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6  Absence of Certain Changes or Events.  Since the date of the East
          ------------------------------------
Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on East, (ii) any material change by East in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by East of any of its assets having a Material Adverse Effect on East, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     2.7  Taxes.  East and each of its subsidiaries has filed all tax
          -----
returns required to be filed by any of them and has paid (or East has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns, and the most recent financial statements contained in the East SEC Reports reflect an adequate reserve for all material taxes payable by East and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on East, no deficiencies for any taxes have been proposed, asserted or assessed against East or any of its subsidiaries. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     2.8  Intellectual Property.
          ---------------------

          (a) East and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "East IP Rights"),
                                                           --------------
except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on East.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any East IP Rights (the "East IP
                                                                         -------
Rights Agreements"), will not cause the forfeiture or termination or give rise
- -----------------
to a right of forfeiture or termination of any East IP Rights or impair the right of East and its subsidiaries, the Surviving Corporation or West to use, sell or license any East IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on East.

          (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by East or any of its subsidiaries violates any license or agreement between East or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of East, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any East IP Rights, nor has East received any written notice asserting that any East IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on East.

          (d) East has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all East IP Rights.

     2.9  Compliance; Permits; Restrictions.
          ---------------------------------

          (a) Neither East nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to East or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on East. To the knowledge of East, no investigation or review by any governmental or regulatory body or authority is pending or threatened against East or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on East.

          (b) East and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of East and its subsidiaries taken as a whole (collectively, the "East Permits"). East and its subsidiaries are in
                            ------------
compliance with the terms of East Permits, except where the failure to so comply would not have a Material Adverse Effect on East.

     2.10  Litigation.  As of the date of this Agreement, there is no
           ----------
action, suit, proceeding, claim, arbitration or investigation pending, or as to which East or any of its subsidiaries has received any notice of assertion nor, to East's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against East or any of its subsidiaries which would have a Material Adverse Effect on East, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.11  Brokers' and Finders' Fees.  Except for fees payable to Wessels,
           --------------------------
Arnold & Henderson pursuant to the engagement letter dated May 31, 1996, a copy of which has been provided to West, East has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.12  Employee Benefit Plans.
           ----------------------

           (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by East or any trade
                      -----
or business (an "ERISA Affiliate") which is under common control with East
                 ---------------
within the meaning of Section 414 of the Code (the "East Employee Plans"), East
                                                    -------------------
has made available to West a true and complete copy of, to the extent applicable, (i) such East Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such East Employee Plan, (iv) the most recent summary plan description for each East Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any East Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with
                                         ---
respect to any East Employee Plan.

           (b) Each East Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such East Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each East Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither East nor any ERISA Affiliate of East has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any East Employee Plan.

     2.13  Absence of Liens and Encumbrances; Condition of Equipment.  East
           ---------------------------------------------------------
and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the East Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on East.

     2.14  Environmental Matters.
           ---------------------

           (a) Hazardous Material.  Except as would not have a Material Adverse
               ------------------
Effect on East, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous
                                       ---------

Material"), but excluding office and janitorial supplies, are present, as a
- --------
result of the deliberate actions of East or any of its subsidiaries, or, to East's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that East or any of its subsidiaries has at any time owned, operated, occupied or leased.

           (b) Hazardous Materials Activities.  Except as would not have a
               ------------------------------
Material Adverse Effect on East, neither East nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has East or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule,
               ------------------------------
regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) Permits.  East and its subsidiaries currently hold all
               -------
environmental approvals, permits, licenses, clearances and consents (the "East
                                                                          ----
Environmental Permits") necessary for the conduct of East's and its
- ---------------------
subsidiaries' Hazardous Material Activities and other businesses of East and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on East.

           (d) Environmental Liabilities.  No material action, proceeding,
               -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to East's knowledge, threatened concerning any East Environmental Permit, Hazardous Material or any Hazardous Materials Activity of East or any of its subsidiaries. East is not aware of any fact or circumstance which could involve East or any of its subsidiaries in any environmental litigation or impose upon East or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on East.

     2.15  Labor Matters.  To East's knowledge, there are no activities or
           -------------
proceedings of any labor union to organize any employees of East or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of East or any of its subsidiaries. East and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on East.

     2.16  Agreements, Contracts and Commitments.  Except as set forth in
           -------------------------------------
the East Schedules, neither East nor any of its subsidiaries is a party to or is bound by:

           (a) any collective bargaining agreements;

           (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

           (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by East or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit East's or any of its subsidiaries' ability to terminate employees at will;

           (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

           (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between East or any of its subsidiaries and any of its officers or directors;

           (f) any agreement, contract or commitment containing any covenant limiting the freedom of East or any of its subsidiaries to engage in any line of business or compete with any person;

           (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

           (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

           (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

           (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify East's or any of its subsidiaries' software products);

           (k) any distribution agreement (identifying any that contain exclusivity provisions); or

           (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by East or any of its subsidiaries under any such agreement, contract or commitment of $150,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither East nor any of its subsidiaries, nor to East's knowledge any other party to an East Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which East is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "East Contract") in such a manner as would permit any other party
                -------------
to cancel or terminate any such East Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on East.

     2.17  Pooling of Interests.  To the knowledge of East, based on
           --------------------
consultation with its independent accountants, neither East nor any of its directors, officers or stockholders has taken any action which would interfere with West's ability to account for the Merger as a pooling of interests.

     2.18  Change of Control Payments.  The East Schedules set forth each
           --------------------------
plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of East as a result of or in connection with the Merger.

     2.19  Statements; Proxy Statement/Prospectus.  The information
           --------------------------------------
supplied by East for inclusion in the Registration Statement (as defined in
Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by East for inclusion in the proxy statement/prospectus to be sent to the stockholders of East and stockholders of West in connection with the meeting of East's stockholders to consider the approval of this Agreement (the "East Stockholders' Meeting") and
                                              --------------------------
in connection with the meeting of West's stockholders to consider the approval of the issuance of shares of West Common Stock pursuant to the terms of the Merger (the "West Stockholders' Meeting") (such proxy statement/prospectus as
             --------------------------
amended or supplemented is referred to herein as the "Proxy Statement") shall
                                                      ---------------
not, on the date the Proxy Statement is first mailed to East's stockholders and West's stockholders, at the time of the East Stockholders' Meeting or the West Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the East Stockholders' Meeting or the West Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to East or any of its affiliates, officers or directors should be discovered by East which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, East shall promptly inform West. Notwithstanding the foregoing, East makes no representation or warranty with respect to any information supplied by West or Merger Sub which is contained in any of the foregoing documents.

     2.20  Board Approval.  The Board of Directors of East has, as of the
           --------------
date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of East and its stockholders, and (ii) to recommend that the stockholders of East approve this Agreement.

     2.21  Fairness Opinion.  East has received a written opinion from
           ----------------
Wessels, Arnold & Henderson, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to East's stockholders from a financial point of view and has delivered to West a copy of such opinion.

     2.22  Minute Books.  The minute books of East made available to
           ------------
counsel for West are the only minute books of East and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of East.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF WEST AND MERGER SUB

     West and Merger Sub represent and warrant to East, subject to the exceptions specifically disclosed in the disclosure letter supplied by West to East (the "West Schedules"), as follows:
           --------------

     3.1  Organization of West.  West and each of its material subsidiaries
          --------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on West. West has delivered to East a true and complete list of all of West's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and West's equity interest therein. West has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of West and similar governing instruments of its material subsidiaries, each as amended to date, to counsel for East. When used in connection with West, the term "Material Adverse Effect" means, for purposes of this Agreement, any
      -----------------------
change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of West and its subsidiaries taken as a whole.

     3.2  West Capital Structure.  The authorized capital stock of West
          ----------------------
consists of 80,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 17,640,640 shares issued and outstanding as of June 1, 1996 and 2,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, per value $0.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by West. All outstanding shares of the Common Stock of West are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of West or any agreement or document to which West is a party or by which it is bound. As of June 1, 1996, West had reserved an aggregate of 4,105,412 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to West's 1995 Stock Option Plan, its 1992 Stock Option/Stock Issuance Plan and the Performix 1991 Incentive Stock Option Plan (collectively, the "West Stock Option Plans"), under which options are outstanding for
     -----------------------
3,400,329 shares. All shares of the Common Stock of West subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The West Schedules list each outstanding option to acquire shares of the Common Stock West at June 1, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of June 1, 1996, there were 270 participants in West's Employee Stock Purchase Plan (the "West Employee Stock Purchase Plan").
                                          ---------------------------------

     3.3  Obligations With Respect to Capital Stock.  Except as set forth
          -----------------------------------------
in Section 3.2, there are no equity securities of any class of West, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities West owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of West, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which West or any of its subsidiaries is a party or by which it is bound obligating West or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of West or any of its subsidiaries or obligating West or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of West there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of West or with respect to any equity security of any class of any of its subsidiaries.

     3.4  Authority.
          ---------

          (a) Each of West and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. West has all requisite corporate power and authority to enter into the West Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the West Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of West and, in the case of this Agreement, Merger Sub, subject only to the approval of the Merger by West's stockholders as contemplated in Section
5.2 and the filing and recordation of the Articles of Merger pursuant to Massachusetts Law. This Agreement has been duly executed and delivered by each of West and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by East, this Agreement constitutes the valid and binding obligations of each of West and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The West Stock Option Agreement has been duly executed and delivered by West and, assuming the due authorization, execution and delivery of the West Stock Option Agreement by East, the West Stock Option Agreement constitutes the valid and binding obligation of West, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity . The execution and delivery of this Agreement by each of West and Merger Sub and the execution and delivery of the

West Stock Option Agreement by West do not, and the performance of this Agreement by each of West and Merger Sub will not, and the performance of the West Stock Option Agreement by West will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of West or the Articles of Organization or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger by West's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to West or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair West's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of West or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which West or any of its subsidiaries (including Merger Sub) is a party or by which West or any of its subsidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on West. The West Schedules list all material consents, waivers and approvals under any of West's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to West or Merger Sub in connection with the execution and delivery of this Agreement or the West Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the West Common Stock on the Nasdaq Stock Market, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on East or West or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5  Section 203 of the Delaware General Corporation Law Not
          -------------------------------------------------------
Applicable.  The Board of Directors of West has taken all actions so that the
- ----------
restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreements.

     3.6  SEC Filings; West Financial Statements.
          --------------------------------------

          (a) West has filed all forms, reports and documents required to be filed with the SEC since August 1, 1995, and has made available to East such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that West may file subsequent to the date hereof) are referred to herein as the "West SEC Reports." As of their
                                                ----------------
respective dates, the West SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such West SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of West's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in West SEC Reports (the "West
                                                                     ----
Financials"), including any West SEC Reports filed after the date hereof until
- ----------
the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of West and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of West contained in West SEC Reports as of March 31, 1996 is hereinafter referred to as the "West Balance Sheet." Except as disclosed in the
                                ------------------
West Financials, neither West nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of West and its subsidiaries taken as a whole, except liabilities (i) provided for in the West Balance Sheet, or (ii) incurred since the date of the West Balance Sheet in the ordinary course of business consistent with past practices.

          (c) West has heretofore furnished to East a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by West with the SEC pursuant to the Securities Act or the Exchange Act.

     3.7  Absence of Certain Changes or Events.  Since the date of the West
          ------------------------------------
Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on West, (ii) any material change by West in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by West of any of its assets having a Material Adverse Effect on West, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.8  Taxes.  West and each of its subsidiaries has filed all tax
          -----
returns required to be filed by any of them and has paid (or West has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns and the most recent financial statements contained in the West SEC Reports reflect an adequate reserve for all material taxes payable by West and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on West, no deficiencies for any taxes have been proposed, asserted or assessed against West or any of its subsidiaries.

     3.9  Intellectual Property.
          ---------------------

          (a) West and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "West IP Rights"),
                                                           --------------
except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on West.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any West IP Rights (the "West IP
                                                                         -------
Rights Agreements"), will not cause the forfeiture or termination or give rise
- -----------------
to a right of forfeiture or termination of any West IP Rights or impair the right of West and its subsidiaries to use, sell or license any West IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on West.

          (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by West or any of its subsidiaries violates any license or agreement between West or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of West, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any West IP Rights, nor has West received any written notice asserting that any West IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on West.

          (d) West has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all West IP Rights.

     3.10  Compliance; Permits; Restrictions.
           ---------------------------------

           (a) Neither West nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to West or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which West or any of its subsidiaries is a party or by which West or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on West. To the knowledge of West, no investigation or review by any governmental or regulatory body or authority is pending or threatened against West or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on West.

          (b) West and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of West and its subsidiaries taken as a whole (collectively, the "West Permits"). West and its subsidiaries are in
                            ------------
compliance with the terms of West Permits, except where the failure to so comply would not have a Material Adverse Effect on West.

     3.11  Litigation.  As of the date of this Agreement, there is no
           ----------
action, suit, proceeding, claim, arbitration or investigation pending, or as to which West or any of its subsidiaries has received any notice of assertion nor, to West's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against West or any of its subsidiaries which would have a Material Adverse Effect on West, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.12  Brokers' and Finders' Fees.  Except for (i) fees payable to DMG
           --------------------------
Technology Group pursuant to an engagement letter dated [ __________, 1996] a copy of which has been provided to East and (ii) fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated May 29, 1996, a copy of which has also been provided to East, West has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.13  Employee Benefit Plans.
           ----------------------

           (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by West or any trade or business which is under common control with West within the meaning of Section 414 of the Code (the "West Employee Plans"), West has made
                                         -------------------
available to East a true and complete copy of, to the extent applicable, (i) such West Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such West Employee Plan, (iv) the most recent summary plan description for each West Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any West Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any West Employee Plan.

           (b) Each West Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such West Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each West Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither West nor any ERISA Affiliate of West has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any West Employee Plan.

     3.14  Absence of Liens and Encumbrances; Condition of Equipment.  West
           ---------------------------------------------------------
and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the West Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on West.

     3.15  Environmental Matters.
           ---------------------

           (a) Hazardous Material.  Except as would not have a Material Adverse
               ------------------
Effect on West, no underground storage tanks and no Hazardous Materials (but excluding office and janitorial supplies) are present as a result of the deliberate actions of West or any of its subsidiaries, or, to West's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that West or any of its subsidiaries has at any time owned, operated, occupied or leased.

           (b) Hazardous Materials Activities.  Except as would not have a
               ------------------------------
Material Adverse Effect on West, neither West nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has West or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) Permits.  West and its subsidiaries currently holds all
               -------
environmental approvals, permits, licenses, clearances and consents (the "West
                                                                          ----
Environmental Permits") necessary for the conduct of West's and its
- ---------------------
subsidiaries' Hazardous Material Activities and other businesses of West and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on West.

           (d) Environmental Liabilities.  No material action, proceeding,
               -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to West's knowledge, threatened concerning any West Environmental Permit, Hazardous Material or any Hazardous Materials Activity of West or any of its subsidiaries. West is not aware of any fact or circumstance which could involve West or any of its subsidiaries in any environmental litigation or impose upon West or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on West.

     3.16  Labor Matters.  To West's knowledge, there are no activities or
           -------------
proceedings of any labor union to organize any employees of West or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of West or any of its subsidiaries. West and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on West.

     3.17  Agreements, Contracts and Commitments.  Except as set forth in
           -------------------------------------
the West Schedules, neither West nor any of its subsidiaries is a party to or is bound by:

           (a) any collective bargaining agreements;

           (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

           (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by West or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit West's or any of its subsidiaries' ability to terminate employees at will;

           (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

           (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between West or any of its subsidiaries and any of its officers or directors;

           (f) any agreement, contract or commitment containing any covenant limiting the freedom of West or any of its subsidiaries to engage in any line of business or compete with any person;

           (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

           (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

           (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

           (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify West's or any of its subsidiaries' software products);

           (k) any distribution agreement (identifying any that contain exclusivity provisions); or

           (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by West or any of its subsidiaries under any such agreement, contract or commitment of $150,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither West nor any of its subsidiaries, nor to West's knowledge any other party to a West Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which West is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "West Contract") in such a manner as would permit any other party
               -------------
to cancel or terminate any such West Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on West.

     3.18  Pooling of Interests.  To the knowledge of West, based on
           --------------------
consultation with its independent accountants, neither West nor any of its directors, officers or stockholders has taken any action which would interfere with West's ability to account for the Merger as a pooling of interests.

     3.19  Change of Control Payments.  The West Schedules set forth each
           --------------------------
plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of West as a result of or in connection with the Merger.

     3.20  Statements; Proxy Statement/Prospectus.  The information
           --------------------------------------
supplied by West for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by West for inclusion in the Proxy Statement to be sent to the stockholders of West and stockholders of East in connection with the West Stockholders' Meeting and in connection with the East Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to West's stockholders and East's stockholders, at the time of the East Stockholders' Meeting or the West Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the West Stockholders' Meeting or the East Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to West or any of its affiliates, officers or directors should be discovered by West which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, West shall promptly inform East. Notwithstanding the foregoing, West makes no representation or warranty with respect to any information supplied by East which is contained in any of the foregoing documents.

     3.21  Board Approval.  The Board of Directors of West has, as of the
           --------------
date of this Agreement, determined to recommend that the stockholders of West approve the issuance of the West Common Stock in the Merger.

     3.22  Fairness Opinion.  West has received a written opinion from each
           ----------------
of DMG Technology Group and Morgan Stanley & Co. Incorporated, each dated as of the date hereof, to the effect that as of the date hereof, the Merger is fair to West's stockholders from a financial point of view and has delivered to East a copy of such opinions.

     3.23  Minute Books.  The minute books of West made available to
           ------------
counsel for East are the only minute books of West and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of West.


                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business.  During the period from the date of this
          -------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, East (which for the purposes of this Article 4 shall include East and each of its subsidiaries) and West (which for the purposes of this Article 4 shall include West and each of its subsidiaries) agree, except (i) in the case of East as provided in Article 4 of the East Schedules and in the case of West as provided in Article 4 of the West Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, East and West agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of East as provided in Article 4 of the East Schedules and in the case of West as provided in Article 4 of the West Schedules, without the prior written consent of the other, neither East nor West shall do any of the following, and neither East nor West shall permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the East IP Rights or the West IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of East Capital Stock or West Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of East Capital Stock or West Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of East Capital Stock or West Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of East Capital Stock or West Common Stock, as the case may be, issuable to participants the West Employee Stock Purchase Plan or the East Employee Stock Purchase Plan consistent with the terms thereof;

          (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

          (i) Except as set forth on the East Schedules or the West Schedules, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of East or West, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of East or West, as the case may be, except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of East or West, as the case may be, or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any grant of exclusive rights to any third party; or

          (o) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (n) above.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings. As
         -----------------------------------------------------------------
promptly as practicable after the execution of this Agreement, East and West will prepare, and file with the SEC, the Proxy Statement and West will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of East and West will respond to any comments of the SEC, will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, East and West will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the
                                     -------------
other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, East or West, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of East and West, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of East in favor of approval of this Agreement (except that the Board of Directors of East may withdraw, modify or refrain from making such recommendation to the extent that the Board determines that the Board's fiduciary duties under applicable law require it to do so), and (ii) the Board of Directors of West in favor of the issuance of shares of West Common Stock in the Merger, the change of West's name and an increase in the number of shares available for employee stock option grants (except that the Board of Directors of West may withdraw, modify or refrain from making such recommendations to the extent that the Board determines that the Board's fiduciary duties under applicable law require it to do so).

     5.2  Meetings of Stockholders.  Promptly after the date hereof, East
          ------------------------
will take all action necessary in accordance with Massachusetts Law and its Articles of Organization and Bylaws to convene the East Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. East will consult with West and use its commercially reasonable efforts to hold the East Stockholders' Meeting on the same day as the West Stockholders' Meeting. Promptly after the date hereof, West will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the West Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of West Common Stock by virtue of the Merger. West will consult with East and will use its commercially reasonable efforts to hold the West Stockholders' Meeting on the same day as the East Stockholders' Meeting. West and East will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the approval of the issuance of shares of West Common Stock pursuant to the terms of the Merger, as the case may be, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc., Massachusetts Law or the Delaware General Corporation Law, as the case may be, to obtain such approvals, except to the extent that the Board of Directors of such party determines that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

     5.3  Access to Information; Confidentiality.
          --------------------------------------

          (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) The parties acknowledge that East and West have previously executed a Confidentiality Agreement, dated May 24, 1996 (the "Confidentiality
                                                               ---------------
Agreement"), which Confidentiality Agreement will continue in full force and
- ---------
effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     5.4  No Solicitation.
          ---------------

          (a)  Restrictions on West.
               --------------------

               (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, West and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than East and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning West or any of its subsidiaries to, or afford any access to the properties, books or records of West or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than East and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to West. For the purposes of this Agreement, an "Acquisition Proposal" with
                                              --------------------
respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. West will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. West will (i) notify East as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition

Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify East of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, West and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than East); provided, however, that nothing herein shall
                                   --------  -------
prohibit West's Board of Directors from taking and disclosing to West's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

               (ii) Notwithstanding the provisions of paragraph (a)(i) above, prior to the approval of the issuance of the West Common Stock by the stockholders of West at the West Stockholders' Meeting, West may, to the extent the Board of Directors of West determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (a)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to West in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of West in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of West from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of West (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "West Superior Proposal"). In addition,
                                ----------------------
notwithstanding the provisions of paragraph (a)(i) above, in connection with a possible Acquisition Proposal, West may refer any third party to this Section 5.4(a) or make a copy of this Section 5.4(a) available to a third party. In the event West receives a West Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of West from approving such West Superior Proposal or recommending such West Superior Proposal to West's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of West may withdraw, modify or refrain from making its recommendation concerning the approval of the issuance of shares of West Common Stock by virtue of the Merger; provided, however, that West shall not accept or
                               -------- -------
recommend to its stockholders, or enter into any agreement concerning, a West Superior Proposal for a period of not less than 48 hours after East's receipt of a copy of such West Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

               (iii) Notwithstanding anything to the contrary herein, West will not provide any non-public information to a third party unless: (x) West provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to East.

          (b)  Restrictions on East.
               --------------------

               (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, East and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than West and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning East or any of its subsidiaries to, or afford any access to the properties, books or records of East or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than West and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to East. East will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. East will (i) notify West as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and
(ii) as promptly as practicable notify West of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, East and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than West); provided, however, that nothing herein shall prohibit East's Board of Directors
- --------  -------
from taking and disclosing to East's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

               (ii) Notwithstanding the provisions of paragraph (b)(i) above, prior to the approval of this Agreement by the stockholders of East at the East Stockholders' Meeting, East may, to the extent the Board of Directors of East determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (b)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to East in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of East in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of East from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of East (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (an "East Superior Proposal"). In addition,
                                 ----------------------
notwithstanding the provisions of paragraph (b)(i) above, in connection with a possible Acquisition Proposal, East may refer any third party to this Section 5.4(b) or make a copy of this Section 5.4(b) available to a third party. In the event East receives an East Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of East from approving such East Superior Proposal or recommending such East Superior Proposal to West's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of East may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement; provided, however, that East shall not accept or recommend to its
           --------  -------
stockholders, or enter into any agreement concerning, an East Superior Proposal for a period of not less than 48 hours after West's receipt of a copy of such East Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

               (iii) Notwithstanding anything to the contrary in paragraph (b), East will not provide any non-public information to a third party unless: (x) East provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to West.

     5.5  Public Disclosure.  West and East will consult with each other
          -----------------
before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Alternative Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.

     5.6  Legal Requirements.  Each of West, Merger Sub and East will take
          ------------------
all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. West will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of West Common Stock pursuant hereto. East will use its commercially reasonable efforts to assist West as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of West Common Stock pursuant hereto.

     5.7  Third Party Consents.  As soon as practicable following the date
          --------------------
hereof, West and East will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  FIRPTA.  At or prior to the Closing, East, if requested by West,
          ------
shall deliver to the IRS a notice that the East Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.9  Notification of Certain Matters.  West and Merger Sub will give
          -------------------------------
prompt notice to East, and East will give prompt notice to West, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of West and Merger

Sub or East, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10  Best Efforts and Further Assurances.  Subject to the respective
           -----------------------------------
rights and obligations of West and East under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11  Stock Options; Employee Stock Purchase Plan.
           -------------------------------------------

           (a) At the Effective Time, each outstanding option to purchase shares of East Capital Stock (each an "East Stock Option") under the East Stock Option
                                -----------------
Plans, whether or not exercisable, will be assumed by West. Each East Stock Option so assumed by West under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable East Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each East Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of West Common Stock equal to the product of the number of shares of East Capital Stock that were issuable upon exercise of such East Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of West Common Stock, and (ii) the per share exercise price for the shares of West Common Stock issuable upon exercise of such assumed East Stock Option will be equal to the quotient determined by dividing the exercise price per share of East Capital Stock at which such East Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, West will issue to each holder of an outstanding East Stock Option a notice describing the foregoing assumption of such East Stock Option by West.

           (b) It is the intention of the parties that East Stock Options assumed by West qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent East Stock Options qualified as incentive stock options immediately prior to the Effective Time; provided,
                                                                    --------
however, that notwithstanding anything contained in Section 1.6(c) or Section
- -------
5.11 hereof, or any other provision of this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any adjustments to the East Employee Stock Purchase Plan and any employee stock purchase plan maintained by West shall be determined so as to comply with Sections 423 and 424 of the Code and the regulations promulgated thereunder (specifically the provisions of Code Section 424(a) and 424(h)(3)(A) and Treasury Regulation Section 1.425-1) such that West's assumption of options granted under the East Employee Stock Purchase Plan by reason of the Merger not constitute a "modification."

           (c) West will reserve sufficient shares of West Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

     5.12  Form S-8.  West agrees to file a registration statement on Form
           --------
S-8 for the shares of West Common Stock issuable with respect to assumed East Stock Options no later than two (2) business days after the Closing Date.

     5.13  Indemnification and Insurance.
           -----------------------------

           (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of East pursuant to any indemnification agreements between East and its directors and officers existing prior to the date hereof. The Articles of Organization and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Organization and By-laws of East, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of East, unless such modification is required by law.

          (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Organization or By-laws, indemnify and hold harmless, each present and former director or officer of East or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of East arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and West, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not
                    --------  -------
be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event
                                        --------  -------
that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) For a period of six years after the Effective Time, West will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by East's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of West; provided, however, that in no event will
                                        --------  -------
West or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by East for such coverage or such coverage as is available for such 200% of the annual premium.

           (d) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit East, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

     5.14  Tax-Free Reorganization.  West and East will each use its
           -----------------------
commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. West and East will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.15  NMS Listing.  West agrees to authorize for listing on the Nasdaq
           -----------
National Market the shares of West Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.16  West Affiliate Agreement.  Set forth on the West Schedules is a
           ------------------------
list of those persons who may be deemed to be, in West's reasonable judgment, affiliates of West within the meaning of Rule 145 promulgated under the Securities Act (a "West Affiliate"). West will provide East with such
                   --------------
information and documents as East reasonably requests for purposes of reviewing such list. West will use its best efforts to deliver or cause to be delivered to East prior to the Closing Date from each West Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit E, each of which will be in full force and effect as of the Effective Time.

     5.17  East Affiliate Agreement.  Set forth on the East Schedules is a
           ------------------------
list of those persons who may be deemed to be, in East's reasonable judgment, affiliates of East within the meaning of Rule 145 promulgated under the Securities Act (an "East Affiliate"). East will provide West with such
                    --------------
information and documents as West reasonably requests for purposes of reviewing such list. East will use its best efforts to deliver or cause to be delivered to West prior to the Closing Date from each East Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit F (the "East
                                                                       ----
Affiliate Agreement"), each of which will be in full force and effect as of the
- -------------------
Effective Time.   West will be entitled to place appropriate legends on the
certificates evidencing any West Common Stock to be received by an East Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the West Common Stock, consistent with the terms of the East Affiliates Agreement.

     5.18  Board of Directors of West.  The Board of Directors of West will
           --------------------------
take all actions necessary to cause the Board of Directors of West, immediately after the Effective Time, to consist of six persons, three of whom shall have served on the Board of Directors of West immediately prior to the Effective Time (one of whom shall be Reed Hastings and two of whom shall be non-employee directors), and three of whom shall have served on the Board of Directors of East immediately prior to the Effective Time (one of whom shall be Paul Levine and two of whom shall be non-employee directors). If, prior to the Effective Time, any of the East or West designees shall decline or be unable to serve as an East or West director, East (if such person was designated by East) or West (if such person was designated by West) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

     5.19  Committees of the Board of Directors of West.  The Board of
           --------------------------------------------
Directors of West will take all actions necessary to cause the Audit Committee of the Board of Directors of West, immediately after the Effective Time, to consist of three members, two of whom shall have served on the Board of Directors of West immediately prior to the Effective Time and one who shall have served on the Board of Directors of East immediately prior to the Effective Time. In addition, the Board of Directors of West will take all actions necessary to cause the Compensation Committee of the Board of Directors of West, immediately after the Effective Time, to consist of three members, two of whom shall have served on the Board of Directors of East immediately prior to the Effective Time and one who shall have served on the Board of Directors of West immediately prior to the Effective Time.

     5.20  Headquarters of East.  Following the Effective Time, East will
           --------------------
relocate its headquarters from Lexington, Massachusetts to Sunnyvale, California.

     5.21  Officers of West.  At the Effective Time, Reed Hastings will
           ----------------
become the Chief Executive Officer and President of West, Chuck Bay will become the Chief Financial Officer of West and Paul Levine will become the Chairman of the Board of West. All other management positions will essentially remain in place except for certain reassignments as will be mutually determined.

     5.22  Change of Name.  Subject to the last sentence of Section 5.1
           --------------
hereof, at the West Stockholders' Meeting West shall propose and recommend that its Certificate of Incorporation be amended at the Effective Time to change its name to "Pure Atria Corporation."

     5.23  Option Plan.  Subject to the last sentence of Section 5.1
           -----------
hereof, at the West Stockholders' Meeting West shall propose and recommend to increase the number of shares available for employee stock option grants by a number of shares equal to five percent (5%) of the total shares of West Common Stock to be outstanding following the Merger.


                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.
          ------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval.  This Agreement shall have been approved and
              --------------------
adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of East, and the issuance of shares of West Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of West.

          (b) Registration Statement Effective.  The SEC shall have declared the
              --------------------------------
Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c) No Order.  No Governmental Entity shall have enacted, issued,
              --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Tax Opinions.  West and East shall each have received
              ------------
substantially identical written opinions from their counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and Testa, Hurwitz & Thibeault, LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e) Nasdaq Listing.  The shares of West Common Stock issuable to
              --------------
stockholders of East pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (f) Opinion of Accountants.  Each of West and East shall have received
              ----------------------
letters from each of KPMG Peat Marwick LLP and Ernst & Young LLP, each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with West's managements' and East's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

     6.2  Additional Conditions to Obligations of East.  The obligations of
          --------------------------------------------
East to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by East:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of West and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on West; and East shall have received a certificate to such effect signed on behalf of West by the President and the Chief Financial Officer of West;

          (b) Agreements and Covenants.  West and Merger Sub shall have
              ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and East shall have received a certificate to such effect signed on behalf of West by the President and the Chief Financial Officer of West;

          (c) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to West shall have occurred since the date of this Agreement; and

          (d) Legal Opinion.  East shall have received a legal opinion from
              -------------
Wilson Sonsini Goodrich & Rosati, counsel to West, in a form reasonably acceptable to East.

     6.3  Additional Conditions to the Obligations of West and Merger Sub.
          ---------------------------------------------------------------
The obligations of West and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
West:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of East contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on East; and West and Merger Sub shall have received a certificate to such effect signed on behalf of East by the President and the Chief Financial Officer of East;

          (b) Agreements and Covenants.  East shall have performed or complied
              ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the West shall have received a certificate to such effect signed on behalf of East by the President and the Chief Financial Officer of East;

          (c) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to East shall have occurred since the date of this Agreement; and

          (d) Legal Opinion.  West shall have received a legal opinion from
              -------------
Testa, Hurwitz & Thibeault, LLP, counsel to East, in a form reasonably acceptable to West.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated at any time prior
          -----------
to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of West and East:

          (a) by mutual written consent duly authorized by the Boards of Directors of West and East;

          (b) by either East or West if the Merger shall not have been consummated by December 31, 1996; provided, however, that the right to terminate
                                  --------  -------
this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either East or West if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any
                                                                 -----
case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either East or West if the required approvals of the stockholders of East or West contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section
         --------
7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

          (e) by either East or West, if East shall have accepted an East Superior Proposal or if the East Board of Directors recommends an East Superior Proposal to the stockholders of East;

          (f) by West, if the Board of Directors of East shall have withheld, withdrawn or modified in a manner adverse to West its recommendation in favor of approving the issuance of the shares of West Common Stock by virtue of the Merger;

          (g) by either East or West, if West shall have accepted a West Superior Proposal or if the West Board of Directors recommends a West Superior Proposal to the stockholders of West;

          (h) by East, if the Board of Directors of West shall have withheld, withdrawn or modified in a manner adverse to East its recommendation in favor of the Merger;

          (i) by East, upon a breach of any representation, warranty, covenant or agreement on the part of West set forth in this Agreement, or if any representation or warranty of West shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in West's
                                   --------
representations and warranties or breach by West is curable by West through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then East may not terminate this Agreement under this Section 7.1(i) during such five-day period provided West continues to exercise such commercially reasonable efforts;

          (j) by West, upon a breach of any representation, warranty, covenant or agreement on the part of East set forth in this Agreement, or if any representation or warranty of East shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the
                                   --------
Company's representations and warranties or breach by East is curable by East through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then West may not terminate this Agreement under this Section 7.1(j) during such five-day period provided East continues to exercise such commercially reasonable efforts;

          (k) by East, if there shall have occurred any Material Adverse Effect with respect to West since the date of this Agreement;

          (l) by West, if there shall have occurred any Material Adverse Effect with respect to East since the date of this Agreement; or

          (m) by either East or West if the earnings per share reported by the other party for the fiscal quarter ending June 30, 1996 are below the average of earnings per share estimates published by securities analysts as of the date of this Agreement, if such shortfall is material in the opinion of the terminating party determined in its sole good faith judgment; provided, that the right to terminate the Agreement under this Section 7.1(m) shall be null and void if not exercised within 5 days following such report of earnings.

     7.2  Notice of Termination; Effect of Termination.
          --------------------------------------------

          (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

          (b) Any termination of this Agreement by East pursuant to Sections 7.1(d) or 7.1(e) hereof shall be of no force or effect unless prior to such termination East shall have paid to West any amounts payable pursuant to Section 7.3(b).

          (c) Any termination of this Agreement by West pursuant to Sections 7.1(d) or 7.1(g) hereof shall be of no force or effect unless prior to such termination West shall have paid to East any amounts payable pursuant to Section 7.3(c).

     7.3  Fees and Expenses.
          -----------------

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that West and East shall share equally
                       --------  -------
all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) East shall immediately make payment to West (by wire transfer or cashiers check) of (x) $25,000,000 (i) in the event East shall have accepted an East Superior Proposal or if the East Board of Directors recommends an East Superior Proposal to the stockholders of East, or (ii) in the event the vote of the stockholders of East contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (an "East Negative Vote") if prior to such East Negative Vote there
              ------------------
shall have occurred an Acquisition Proposal with respect to East which shall have been publicly disclosed and not withdrawn; or (y) $15,000,000 in the event of an East Negative Vote if (i) prior to such East Negative Vote the Board of Directors of East shall have withheld, withdrawn or modified in a manner adverse to West its recommendation in favor of the Merger and (ii) East shall not be required to make payment of the $25,000,000 required by clause (x) above; or (z) $5,000,000 in the event of an East Negative Vote if East shall not be required to make payment of the $25,000,000 required by clause (x) above and if East shall not be required to make payment of the $15,000,000 required by clause (y) above.

          (c) West shall immediately make payment to East (by wire transfer or cashiers check) of (x) $25,000,000 (i) in the event West shall have accepted an West Superior Proposal or if the West Board of Directors recommends an West Superior Proposal to the stockholders of West, or (ii) in the event the vote of the stockholders of West contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (an "West Negative Vote") if prior to such West Negative Vote there
              ------------------
shall have occurred an Acquisition Proposal with respect to West which shall have been publicly disclosed and not withdrawn; or (y) $15,000,000 in the event of an West Negative Vote if (i) prior to such West Negative Vote the Board of Directors of West shall have withheld, withdrawn or modified in a manner adverse to East its recommendation in favor of the Merger and (ii) West shall not be required to make payment of the $25,000,000 required by clause (x) above; or (z) $5,000,000 in the event of an West Negative Vote if West shall not be required to make payment of the $25,000,000 required by clause (x) above and if West shall not be required to make payment of the $15,000,000 required by clause (y) above.

          (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

     7.4  Amendment.  Subject to applicable law, this Agreement may be
          ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any
          -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties of East, West and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be
          -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to West or Merger Sub, to:

               Pure Software Inc.
               1309 South Mary Avenue
               Sunnyvale, California 94087
               Attention:  President
               Telephone No.: (408) 720-1600
               Telecopy No.:  (408) 720-9200

               with a copy at the same address to the
               attention of the General Counsel, and

               with a copy to:

               Wilson, Sonsini, Goodrich &
               Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Larry W. Sonsini, Esq.
               Telephone No.: (415) 493-9300
               Telecopy No.:  (415) 493-6811

           (b) if to East, to:

               Atria Software, Inc.
               20 Maguire Road
               Lexington, Massachusetts  02173
               Attention:  President
               Telephone No.:  (617) 676-2400
               Telecopy No.:   (617) 676-2410

               with a copy at the same address to the
               attention of the General Counsel, and

               with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               High Street Tower, 125 High Street
               Boston, Massachusetts 02110
               Attention:  Mark J. Macenka, Esq.
               Telephone No.:  (617) 248-7000
               Telecopy No.:   (617) 248-7100

     8.3  Interpretation; Knowledge.
          -------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed
           -------    --------       ---------
in each case to be followed by the words "without limitation."  The table of
                                          ------------------
contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such
                                              ---------------
reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of East or West, as the case may be, have actual knowledge of such matter.

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement.  This Agreement and the documents and
          ----------------
instruments and other agreements among the parties hereto as contemplated by or referred to herein, including East Schedules and the West Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the

Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     8.6  Severability.  In the event that any provision of this Agreement
          ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance.  Except as otherwise
          ------------------------------------
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law.  This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9  Rules of Construction.  The parties hereto agree that they have
          ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10  Assignment.  No party may assign either this Agreement or any of
           ----------
its rights, interests, or obligations hereunder without the prior written approval of the of the parties.

     IN WITNESS WHEREOF, West, Merger Sub, and East have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.



                                       PURE SOFTWARE INC.


                                       By:______________________________________
                                          Reed Hastings,
                                          President and Chief Executive Officer


                                       ATRIA SOFTWARE, INC.


                                       By:______________________________________
                                          Paul H. Levine,
                                          President and Chief Executive Officer

                                       CST ACQUISITION CORPORATION


                                       By:______________________________________
                                          Reed Hastings, Chief Executive Officer




                       **** REORGANIZATION AGREEMENT ****